Exhibit 26(n):  Consent of Independent Registered Public Accounting Firm

Exhibit 26(n) – Consent of Ernst and Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in Post-Effective Amendment No. 13 to the Registration Statement (Form N-6, No. 333-147534) of Security Life Separate Account L1 of Security Life of Denver, and to the use  therein of our reports dated  (a) April 5, 2017, with respect to the financial statements of Security Life of Denver and (b) April 7, 2017, with respect to the financial statements of Security Life Separate Account L1 of Security Life of Denver.

/s/ Ernst & Young LLP

Boston, Massachusetts April 7, 2017